Exhibit 23.5

CLARKSON VALUATIONS LIMITED

St. Magnus House 3 Lower Thames Street London EC3R 6HE

+44 (0) 20 7334 0000

www.clarksons.com

ALMA Maritime Limited
13 Pandoras
16674 Glyfada
Greece

12th March 2010

Ladies and Gentlemen:

Reference is made to the prospectus (the "Prospectus") included in the registration statement on Form F-1 relating to the initial public offering of common stock of Alma Maritime Limited (the "Company")

We hereby consent to all references to our name in the Prospectus and to the inclusion in the Prospectus of our valuation, dated as of 12th March 2010, of four Suezmax tanker newbuildings, with and without their associated charters, for which the Company has contracted and the inclusion of information relating to such valuation set forth in the section of the Prospectus entitled "Business—Our Fleet and Charters—Suezmax Tanker Newbuilding Valuations."

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Experts."

CLARKSON VALUATIONS LIMITED

Signature: [signature]	Signature: [signature]
Print Name: SJ GORDON	Print Name: S.I. WILLCOX
Title:	Title: AUTHORISED SIGNATORY

DB1/64515300.1

Clarkson Valuations Limited England No 3354934 : Registered office as above